Exhibit 10.27

GLOBAL GREEN SOLUTIONS INC.
Suite 1010-789 West Pender Street
Vancouver, BC
V6C 1H2
Tel: 604-408-0153
Fax: 604-606-7980

December 12, 2006

Chisholm Brothers International ( Bruce and Hugh Chisholm )
Suite 106-212, 16211 Clay Road
Houston, Texas, 77084

Re: Asset Purchase Agreement and Consulting Contracts

The purpose of this letter is to confirm that we have mutually agreed to amend the business relationships which evolved out of the Asset Purchase Agreement dated December 23, 2005 entered into by and between you, Sealweld International Company Ltd. and our Corporation.

Attached to this letter is a term sheet which outlines the terms of our new relationship.

By signing the attached letter in the space indicated, each of you agree that effective January 1, 2007 our business relationship has been revised. On October 31, 2006 your Consulting Agreements were terminated. After that date, the terms of the attached term sheet shall govern our relationship.

We mutually agree to be bound by the term sheet as it has terminated prior agreements and established a new relationship.

Please indicate your acceptance of the terms of the new relationship by signing this letter in the space indicated.

Yours truly;

GLOBAL GREEN SOLUTIONS INC.

ROBERT M. BAKER
Robert M. Baker, Secretary

By signing below we hereby acknowledge and agree that the provisions of the term sheet shall govern our new business relationship.

BRUCE CHISHOLM Bruce Chisholm Chisholm Brothers International	HUGH CHISHOLM Hugh Chisholm Chisholm Brothers International

Term Sheet
(Rev 2)

Global Green Solutions Inc. revised agreements with Chisholm Brothers International( Bruce Chisholm and Hugh Chisholm)related to business development of strategic pipeline emissions reduction projects

Parties	Global Green Solutions Inc. Sealweld International Company Ltd. * Chisholm Brothers International

Subject Matter Area	Pipeline Emissions Reduction Business

Background

The pipeline emissions reduction business assets acquired by Global Green Solutions Inc (GGS) from Sealweld International (SWI) and the Chisholm Brothers (CB’s) was planned to have secured significant contracts by September 2006 with revenue beginning in 2006 and ramping up in 2007.

This business segment has not performed to the commitments and expectations stated by the CB’s. The 30th September 2006 was an agreed date to review the business opportunities delivered by the CB’s

In October 2006, the GGS board reviewed the progress made, business value delivered and costs incurred by since acquiring the assets of SWI in December 2005 and the CB’s being contracted by GGS in January 2006. For reasons of no significant contracts or revenues having been developed as committed by the CB’s in period ending 2006 and the relatively high expenditure costs incurred, a decision was made by the GGS board to restructure the pipeline emissions reduction business into a separate strategic business unit (SBU).

The performance and contribution of the CB’s will be measured against defined metrics on an ongoing (quarterly) basis to enable future decisions as to the viability of this business unit to be determined by the GGS board.

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980

During October 2006, the CB’s presented an offer to the GGS board whereby they would relinquish a majority of the stock previously offered to them in return for a share of the revenues generated by the pipeline emissions reduction SBU.

On the basis of this form of proposal the board agreed the following with the CB’s

Prior Agreements	The following agreements to be terminated or revised and re-issued.
	*	Sealweld International Asset Purchase Agreement dated 23rd December
2006
	*	Employment Agreement – Bruce Chisholm dated January 18th 2006
	*	Employment Agreement – Hugh Chisholm dated January 18th 2006

New Agreements	Performance Related Benefits Agreement with change in Stock position as related to the Asset Purchase Agreement. Independent Contractor Agreement – Chisholm Brothers International

GGS Stock Agreement

7,500,000 restricted “144” shares to be reallocated by GGS at the same par value US$0.001 per share it was offered to the CB’s. The balance of 1,000,000 restricted “144” shares to remain with the CB’s as full and final compensation for their participation in the affairs of GGS as consultants to the date of termination of all prior agreements as provided for herein.

Performance Related	With CB’s (combined / not individual agreement)
Benefit Agreement	*	Bruce Chisholm
	*	Hugh Chisholm
5% Net Revenue of benefits generated by GGS from Pipeline Emission Strategic Business Unit comprising;
	*	GGS Revenue generated by GGS from Carbon Credits after payment of contracted percentage of Carbon Credits to beneficiary country government or customer.
	*	GGS Revenue generated from project services directly sold to operating customer.
	*	GGS Revenue generated from project materials directly sold to operating customer
	*	GGS Revenue generated from government or other related authority grants.

Payment of benefit to CB’s back to back with GGS payment received from Customer.

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980

	*	GGS to notify CB’s that Sales Invoice has been issued to the Customer and when payment is received.
	*	CB’s to invoice GGS for payment within 30days of receipt of payment from Customer

Qualification on Carbon Credits forming	The sale (and sell price) of GGS share of generated carbon credits may vary as follows;
Performance Related	*	Contracted forward discounted sale with a buyer(whole or part of
Benefit		credits generated)
	*	Contracted spot market sale with a buyer(whole or part of credits generated)
	*	Volume spot market sell (whole or part of credits generated)
	*	Bank the credits for future sale at anticipated higher price (whole or part of credits generated)

The CB’s will have the choice of;
	*	CB’s 5% share of GGS share of Carbon Credits generated as per above, or
	*	Immediately receiving 5% of GGS share of Carbon Credits generated.

The 5% Gross adjusted revenue (cash income) from Carbon Credits will continue year on year for the duration of the contract under which the carbon credits are generated.
Compensation Agreement
GGS Business Unit	Pipeline Emissions Reduction SBU
Role	Business Development
Scope of Services to be provided.	Business development of project opportunities up to the securing of a Memorandum of Understanding against which a definitive contract can be negotiated and implemented by GGS.
Compensation	Independent Contractor Agreement
	*	Chisholm Brothers International

Compensation US$144,000 per annum paid on last day of each calendar month in 12 equal installments.
Business Expenses

For the 12 month period 31th December 2006 to 30st November 2007, GGS will initially budget up to $60,000 for acceptable 3RD party Business Expenses for the CB’s providing business development services against strategic and agreed business objectives.

Pre-approved business expenses will comprise the following;
	*	Air-travel – Economy class paid direct by GGS
	*	Hotel Accommodation, meals and all other miscellaneous expenses –
US$275 per hotel night paid on a fixed per deim basis.

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980

Note 1: Travel, hotel or other expenses will not be paid for home locations.
	*	Bruce Chisholm - Vancouver
	*	Hugh Chisholm – Houston
Note 2: Pre-approval in writing by GGS will be required for all international business trips.

Support Costs and Expenses	The following support will be provided at GGS cost;

	*	Executive sales support
	*	Contract development and management
	*	Alliance development (i.e. Ecofys)
	*	Sales support from operations
	*	Trade show/event support
	*	Demonstration project support
	*	Regus offices (global)
	*	Sales and marketing collateral
	*	Formation of local legal entities
	*	Additional business development personnel
Target SBU Opportunities

The following business development territories and strategic target opportunities have been agreed with the CB’s and will comprise the contracts against which performance will be measured, compensation for services paid, business expenses invested/ reimbursed;

	*	Venezuela – PDVSA Gas
	*	Mexico – Pemex Gas
	*	Ukraine – Cherkassy / Ukkertransgas
	*	Poland – Polish Gas

The target opportunities will be classified under Clean Development Mechanism (CDM), Joint Investment (JI), Methane to Markets (M2M) or other GHG emissions reduction protocols.
Term	1 Year renewable with quarterly performance review Commencement date 01 January 2007
Performance Review	Performance will be measured against the following metrics;

	*	Obtaining a signed MOU with target customers within the timeframe agreed
	*	Obtaining a signed Definitive Agreement with target customers within the timeframe agreed
	*	Focus on target agreed objectives
	*	Expenditure in pursuing target agreed objectives

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980

Termination	Either party may terminate the contract without cause with 60 days notice (unless otherwise mutually agreed in writing)

If terminated by the CB’s;
	*	The 5% share of net revenue of benefits generated by GGS will be paid to the CB’s for the period GGS receives revenue from Definitive Contracts which have been signed by GGS and the Customer at the date of termination.
	*	CB’s will receive no future benefit from projects under development where a Definitive Contract has not been signed by GGS and the Customer.

If terminated by the GGS;
	*	The 5% share of net revenue of benefits gereated by GGS will be paid to the CB’s for the period GGS receives revenue from Definitive Contracts which have been signed by GGS and the Customer at the date of termination.
	*	CB’s will receive no future benefit from projects under development where a Definitive Contract has not been signed by GGS and the Customer at the date of termination and for the period of 4 months thereafter.
On termination GGS owns the rights to all project opportunities in which the CB’s were engaged on under their agreement with GGS

Existing Business Opportunity

CB’s will have the first right of refusal to take over any existing GGS business development opportunities relating to activities carried out by the CB’s and invested in by GGS where GGS does not wish to proceed with the opportunity. CB’s will offer reasonable compensation for costs incurred by GGS.

CB’s will have the first right of refusal to take over any existing GGS Definitive Contract relating to activities carried out by the CB’s and invested in by GGS where GGS does not wish to proceed with the Contract. GGS will receive 5% Gross adjusted revenue (cash income) from Services and Carbon Credits year on year for the duration of the contract under which the carbon credits are generated.

New Business Opportunity

GGS will have the first right of refusal to take over any new CB’s business development opportunities relating to activities carried out by the CB’s and invested in by GGS on the same terms as other Performance Related Benefits. Where GGS does not wish to proceed with the opportunity CB’s will offer reasonable compensation for costs incurred by GGS and they can sell the opportunity to any other interested party provided the consideration paid by such interested party may not be less that the consideration for which the business opportunity was offered to GGS.

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980

GGS will have the first right of offer or refusal to take over any new CB’s business development opportunities relating to activities carried out by the CB’s and not-invested in by GGS on the same terms as other Performance Related Benefits.

CB’s may propose any other technology and business opportunity to GGS related to its strategic business markets for which due consideration will be given. Should GGS be interested in the technology or opportunity an agreement will be negotiated on a case by case basis.

Authority

The CB’s will have no legal or otherwise implied authority to commit GGS to any form of binding contract, the formation of any legal entity, or any expenditures other than as covered under business expenses.

Management Reports

The CB’s will require to submit a weekly (end of week) written business update and status report covering all strategic business development opportunities with planned actions for the following week. GGS will advise the format and content of the report.

The CB’s will require to submit a monthly (end of month) written executive progress and status report covering all strategic business development opportunities with planned actions for the following month. GGS will advise the format and content of the report.

NDA and Confidentiality Agreement	To be provided
Non Compete Agreement	To be added After 2 years from date of termination of GGS agreement
Entire Agreement and Prior Agreements	This agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them regarding the subject matter of this agreement.

Suite 1010 - 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
Bus: 604-408-0153 – Toll Free: 866-408-0153 – Fax: 604-606-7980